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                                 EXHIBIT 23.5

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                  [Letterhead of Coburn Petroleum Engineering]

November 19, 1997


Mr. Wesley Baker, General Counsel
Tengasco, Inc.
603 Main Street, Suite 500
Knoxville, Tennessee 37902

Dear Mr. Baker:

This letter constitutes my consent for Tengasco to use my engineering reports which were submitted as an exhibit to the Securities & Exchange Commission and as a reference to that exhibit in the prospectus.

Very truly yours,


Coburn Petroleum Engineering

/s/ R.W. Coburn

R.W. Coburn
Registered Petroleum Engineer
Oklahoma #3349


RWC/ps

cc:  Mort Robson
     666 3rd Avenue
     New York, NY 10017